SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date to earliest event reported):   July 9, 1998


                             SONIC AUTOMOTIVE, INC.
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               (Exact name of registrant as Specified in Charter)


Delaware                         1-13395           56-2010790
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(State or Other
Jurisdiction of                (Commission         (IRS Employer
Incorporation)                 File Number)        Identification No.)



      5401 East Independence Boulevard
               P.O. Box 18747
         Charlotte, North Carolina                         28026
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  (Address of Principal Executive Offices)              (Zip Code)


       Registrant's telephone number, including area code: (704) 532-3320



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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 2.  ACQUISITION OF DISPOSITION OF ASSETS

     On July 9, 1998, Sonic Automotive, Inc. (the "Company") acquired substantially all of the assets and assumed certain liabilities of Hatfield Jeep Eagle, Inc., Hatfield Lincoln/Mercury, Inc., Trader Bud's Westside Dodge, Inc., Toyota West, Inc., and Hatfield Hyundai, Inc. (collectively, the "Hatfield Dealerships") pursuant to an Asset Purchase Agreement dated as of February 4, 1998 (the "Hatfield Purchase Agreement") between the Company, as buyer, and the Hatfield Dealerships, as sellers, and Bud C. Hatfield, Dan E. Hatfield and Dan
E. Hatfield, as trustee of The Bud C. Hatfield, Sr. Special Irrevocable Trust, as shareholders of the sellers, as amended by Amendment No. 1 and Supplement to Asset Purchase Agreement dated as of May 28, 1998 ("Amendment No. 1") by and among the parties to the Hatfield Purchase Agreement, and by Amendment No. 2 and Supplement to Asset Purchase Agreement dated as of July 8, 1998 ("Amendment No. 2") by and among the parties to the Hatfield Purchase Agreement (the "Hatfield Acquisition"). The Hatfield Purchase Agreement, Amendment No. 1 and Amendment No. 2 are attached to this report on Form 8-K as Exhibits 99.1, 99.2, and 99.3, respectively. The acquisition of the assets of Toyota West, Inc. was closed in escrow pending the approval of Toyota for the acquisition of this dealership.

     The aggregate consideration for the Hatfield Acquisition was approximately $48.6 million plus the assumption of certain liabilities of the sellers. The total purchase price is subject to adjustment based on a final determination of the value of the net current assets of the sellers. Of the total purchase price, approximately $34.6 million was paid in cash obtained from operations of the Company and the Company's Amended and Restated Credit Agreement dated December 15, 1997 with Ford Motor Credit Company, with the balance paid in 14,025 shares of the Company's Class A Preferred Stock, par value $.10 per share, having a liquidation preference of $1,000 per share. Approximately $7.3 million, reflecting the cash portion of the Toyota West dealership, was paid into an escrow account pending Toyota's approval for the acquisition of this franchise by the Company. The amount of consideration paid by the Company for the Hatfield Acquisition was determined through arms length negotiations with the sellers.

   The Assets were used in the operations of six individual automobile dealerships and a body shop located in Columbus, Ohio. Such operations consisted of selling new and used cars and light trucks, selling replacement parts, providing vehicle maintenance, warranty, paint, and repair services, and arranging related financing and insurance. The Company intends to continue the existing operations at each of the dealerships being acquired.

   The Company has obtained consents to the Hatfield Acquisition from all of the applicable manufacturers, except from Chrysler and Toyota. The Company expects to obtain the consent of Chrysler in the near future. The Company also expects to receive the consent of Toyota in the near future, at which point the escrow of the Toyota West dealership will be released. There can be no assurance that the consents of Chrysler and/or Toyota will be obtained. Any manufacturer who does not consent to the Hatfield Acquisition may seek to terminate its franchise agreement, although relevant state franchising laws impose limitations on a manufacturer's ability to terminate a franchise.

     For additional information concerning the transaction, reference is made to the Hatfield Purchase Agreement and to Amendment No. 1 and Amendment No. 2, copies of which are attached as exhibits hereto.

ITEM 5.  OTHER EVENTS.

     On July 9, 1998, the Company entered into, subject to the approval of the Company's Board of Directors and the Company's independent directors, a Strategic Alliance Agreement and Agreement for the Mutual Referral of Acquisition Opportunities (the "Alliance Agreement") with an operating partnership controlled by Mar Mar Realty Trust, a Maryland real estate investment trust ("MMRT"). A copy of the Alliance Agreement is attached hereto as Exhibit 99.7. MMRT owns the real estate associated with various automobile dealerships, automotive aftermarket retailers and other automotive related businesses and leases such property to the business operators located thereon.
O. Bruton Smith, the Company's Chairman and Chief Executive Officer, serves as the chairman of MMRT's board of trustees and is presently its controlling shareholder.


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     Under the Alliance Agreement, the Company has agreed to refer real estate acquisition opportunities that arise in connection with its dealership acquisitions to MMRT. In exchange, MMRT has agreed to refer dealership acquisition opportunities to the Company and to provide to the Company, at the Company's cost, certain real estate development, maintenance, survey, and inspection services. Pursuant to the Alliance Agreement, the Company has entered into contracts to sell the real estate associated with Town and Country Toyota and Fort Mill Ford, two of the Company's dealerships, for an aggregate purchase price of $10.3 million. In addition, the Alliance Agreement provides for an agreed form of lease (the "Sonic Form Lease") pursuant to which MMRT would lease real estate to the Company should MMRT acquire real estate associated with any of the Company's operations. Presently, the Company leases or intends to lease from MMRT 18 parcels of land associated with 16 of its dealerships, including the real estate associated with Town and Country Toyota and Fort Mill Ford which the Company will lease back from MMRT pursuant to leases substantially similar to the Sonic Form Lease. The aggregate initial annual base rent to be paid by the Company for all 18 properties under the leases with MMRT is approximately $6.4 million.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Incorporated by reference to exhibit 99.2 to the Company's Form 8-K filed July 9, 1998 (the "July 9, 1998 Form 8-K").

(B) PRO FORMA FINANCIAL INFORMATION. Attached as an exhibit to this report on Form 8-K are the following:

UNAUDITED PRO FORMA FINANCIAL STATEMENTS REFLECTING THE BUSINESS
COMBINATION OF SONIC AUTOMOTIVE, INC. AND HATFIELD DEALERSHIPS

     Pro Forma Statement of Income for the Year Ended December 31, 1997 (Unaudited) and Notes thereto.
     Pro Forma Statement of Income for the Three Months Ended March 31, 1998 (Unaudited) and Notes thereto.
     Pro Forma Balance Sheet at March 31, 1998 (Unaudited) and Notes thereto.

(C)    EXHIBITS

  Exhibit Number                           Description
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       99.1*              Asset Purchase Agreement dated as of
                          February 4, 1998 between Sonic Automotive,
                          Inc., as buyer, Hatfield Jeep Eagle, Inc.,
                          Hatfield Lincoln Mercury, Inc., Trader Bud's
                          Westside Dodge, Inc., Toyota West, Inc., and
                          Hatfield Hyundai, Inc. as sellers, and Bud
                          C. Hatfield, Dan E. Hatfield and Dan E.
                          Hatfield, as trustee of The Bud C. Hatfield,
                          Sr. Special Irrevocable Trust, as
                          shareholders of the sellers (incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (the "March 31, 1998 Form 10-Q")).

       99.2* Amendment No. 1 and Supplement to Asset Purchase Agreement dated as of May 28, 1998 between Sonic Automotive, Inc., Hatfield Jeep Eagle, Inc., Hatfield Lincoln Mercury, Inc., Trader Bud's Westside Dodge, Inc., Toyota West, Inc., and Hatfield Hyundai, Inc., Bud C. Hatfield, Dan E. Hatfield and Dan E. Hatfield, as trustee of The Bud C. Hatfield, Sr. Special Irrevocable Trust (incorporated by reference to Exhibit 99.6 to the July 9, 1998 Form 8-K).

       99.3 Amendment No. 2 and Supplement to Asset Purchase Agreement dated as of July 8, 1998 between Sonic Automotive, Inc., Hatfield Jeep Eagle, Inc., Hatfield Lincoln Mercury, Inc., and Hatfield Hyundai, Inc., Bud C. Hatfield, Dan E. Hatfield and Dan E. Hatfield, as trustee of The Bud C. Hatfield, Sr. Special Irrevocable Trust.

       99.4* Combined Financial Statements of the Hatfield Automotive Group as of December 31, 1996 and 1997 and for each of the three years in the period ending December 31, 1997 (Audited) and as of March 31, 1998 and for the three months then ended (Unaudited) (incorporated by reference to Exhibit 99.2 to the July 9, 1998 Form 8-K).

       99.5 Unaudited Pro Forma Financial Statements Reflecting the Business Combination of Sonic Automotive, Inc. and Hatfield Dealerships for the year ended December 31, 1997 and as of March 31, 1998 and for the three months then ended.

       99.6               Press Release dated July 9, 1998.

       99.7 Strategic Alliance Agreement and Agreement for the Mutual Referral of Acquisition
                          Opportunities dated July 9, 1998, between
                          Sonic Automotive, Inc. and Mar Mar Realty, L.P.



*Filed Previously


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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SONIC AUTOMOTIVE, INC.

Date: July 9, 1998                         By: /s/  Theodore M. Wright
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                                               Theodore M. Wright
                                               Chief Financial
                                               Officer, Vice
                                               President-Finance,
                                               Treasurer, Secretary
                                               and Director